UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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HEALTHWAYS, INC.
(Name of Registrant as Specified in its Charter)
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The following is the text of an email circulated by Ben R. Leedle, Jr., President and Chief Executive Officer of Healthways, Inc. (the "Company"), to the Company's employees on June 3, 2014.

Subject: Important message for Healthways colleagues

Colleagues,
We are pleased to announce this morning that our Board of Directors has reached a favorable agreement with North Tide Capital, one of our largest stockholders, to end the proxy contest in which we have been engaged for months and restore our sole focus on driving value for our customers and shareholders. I encourage all of you to take a moment to read about this positive outcome in today's full press release, with an eye for the following key points:
•	A combined slate of directors will be up for election at our June 24 Annual Shareholders' meeting, composed of three of North Tide's director candidates and our current nominee, Kevin Wills.
•	Current directors John Ballantine, Daniel Englander and Warren Neel will step down at the June 24 meeting.
•	A current Healthways director will be named to replace John as Chairman of the Board.
•	The Board will form a four-member Strategic Review Committee, with two North Tide and two Healthways directors to assure that the board and management remain aligned on the company strategy.
•	Our leadership team remains in place, and we will continue to execute on our 2014 and long term plans.
Our eleven-member board will consist of eight Healthways directors—including Kevin Wills—and the three North Tide nominees. We welcome Bradley Karro, Paul Keckley and Conan Laughlin, and look forward to their contributions. We also want to express deep gratitude to our outgoing directors John, Warren and Dan for their outstanding leadership.
Thank you for your tremendous focus on our customers, members and your fellow colleagues as we worked to achieve this positive outcome. Let's make 2014 our best year ever.
Be well,

/s/ Ben

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 3, 2014 (June 2, 2014)
HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 Cool Springs Boulevard Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Item 1.01.  Entry into a Material Definitive Agreement.
On June 2, 2014, Healthways, Inc. (the "Company") entered into a Nomination and Standstill Agreement (the "Agreement") with North Tide Capital Master, LP, North Tide Capital, LLC and Conan J. Laughlin (collectively, the "North Tide Group").
Pursuant to the Agreement, the Board of Directors of the Company (the "Board") has agreed to take all necessary action to nominate Conan J. Laughlin, Bradley S. Karro and Paul H. Keckley (collectively, the "North Tide Designees") along with current director Kevin G. Wills for election as directors of the Company at the 2014 annual meeting of stockholders (the "2014 Annual Meeting"). In the event a North Tide Designee (or any replacement director for the North Tide Designees appointed in accordance with the provisions of the Agreement) is unable to serve, resigns or is removed as a director during the term of the Agreement, the North Tide Group has the ability to recommend a replacement director who meets the conditions set forth in the Agreement, so long as the members of the North Tide Group collectively beneficially own in the aggregate at least 3% of the Company's then outstanding common stock.
The Company has also agreed to form a new strategic review committee of the Board no later than three business days following the date of the 2014 Annual Meeting. The purpose of the strategic review committee will be to review, evaluate and make recommendations to the Board regarding the Company's business strategy. The strategic review committee will have four members, including (a) Mr. Karro (who will serve as Chair of such committee), (b) one of the other North Tide Designees and (c) two current directors of the Company as selected by the Board.  Upon their election to the Board, the Company will also take all necessary action to appoint at least one North Tide Designee to each standing committee of the Board, provided that at least one of the North Tide Designees meets the applicable independence standards for such committee service.
The Agreement provides that Mr. Laughlin must offer to resign from the Board if (a) the members of the North Tide Group, collectively, cease to beneficially own at least 3% of the Company's then outstanding common stock, or (b) a member of the North Tide Group otherwise ceases to comply with or breaches any material provision of the Agreement.
The Agreement terminates on the date that is ten days prior to the deadline for the submission of stockholder director nominations of the 2015 annual meeting of stockholders of the Company (the "2015 Annual Meeting"), but, if the North Tide Designees are nominated for election at the 2015 Annual Meeting and the North Tide Group consents to such re-nomination, the Agreement will remain in effect until the date that is ten days prior to the deadline for the submission of stockholder director nominations for the 2016 annual meeting of stockholders of the Company.
During the term of the Agreement, each member of the North Tide Group agrees, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things, that they will not, and will not encourage any third party to:
•	make, participate in or encourage any solicitation of proxies or consents;
•	own in excess of 15% of the Company's outstanding common stock,
•
effect, propose, participate in or facilitate any tender or exchange offer, merger, sale or acquisition of material assets or other extraordinary transaction involving the Company or any of its subsidiaries;

•	seek representation on the Board, except as set forth in the Agreement, or seek or encourage the removal of any member of the Board;
•	make or take any action in support of any proposal or request aimed at changing or influencing the Board, management, business strategy, policies or corporate governance of the Company; or
•
take any actions which could cause the Company or any affiliate of the Company to make a public announcement regarding any of the foregoing, or publicly seek or request permission to do any of the foregoing.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. On June 3, 2014, the Company and the North Tide Group issued a joint press release announcing the signing of the Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.
Solely to facilitate the transactions contemplated by the Agreement, each of John W. Ballantine, Daniel J. Englander and C. Warren Neel has tendered his resignation as a director of the Company, effective as of the date of the 2014 Annual Meeting (which resignation is conditioned on the continued effectiveness of the Agreement and no breach or violation by any member of the North Tide Group of the standstill provisions of the Agreement). The resignations of Messrs. Ballantine and Englander and Dr. Neel did not result from any disagreement with the Company, the Company's management or the Board.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits:
Exhibit No.	Description
10.1	Nomination and Standstill Agreement among the Company, North Tide Capital Master, LP, North Tide Capital, LLC and Conan J. Laughlin, dated June 2, 2014.

99.1	Press Release, dated June 3, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  June 3, 2014

EXHIBIT INDEX
Exhibit No.	Description
10.1	Nomination and Standstill Agreement among the Company, North Tide Capital Master, LP, North Tide Capital, LLC and Conan J. Laughlin, dated June 2, 2014.

99.1	Press Release, dated June 3, 2014.